Exhibit 10.25

AMENDMENT NO. 1

TO THE

MANAGER EQUITY AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”) TO THE MANAGER EQUITY AGREEMENT (the “Agreement”) is made as of             , 2011, among the individual listed on the signature page hereto, a resident of the State listed below such individual’s signature (“Manager”), Thermon Group Holdings, Inc., a Delaware corporation (the “Company”), and CHS Private Equity V LP, a Delaware limited partnership (the “Fund”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

WHEREAS, the Company is currently taking certain preliminary actions to sell its Shares to the public in an initial public offering (the “IPO”), including the filing of a Registration Statement on Form S-1 under the Securities Act of 1933, as amended, with the Securities and Exchange Commission; and

WHEREAS, the Company, the Fund and Manager desire to amend the call option provisions of the Agreement in connection with the IPO.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained and other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                       Notwithstanding anything contained in this Amendment to the contrary, this Amendment shall automatically and without any further action by the parties hereto become effective upon consummation of the IPO.  Prior to the consummation of the IPO, this Amendment shall have no force or effect.

2.                                       The definition of “Cause” set forth in Section 1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Cause” means any of the following, as reasonably determined, in good faith, by the Board:  (i) the prosecution via information or indictment, or, if Manager has waived any requirement of prosecution by indictment, the charge, of Manager for a felony; (ii) the theft, conversion, embezzlement or misappropriation by Manager of funds or other assets of the Company Group or any other act of fraud or dishonesty with respect to the Company Group (including acceptance of any bribes or kickbacks or other acts of self-dealing); (iii) the intentional, grossly negligent or unlawful misconduct by Manager, but only to the extent that such actions or inactions (a) actually cause material and significant harm to the Company Group; and (b) were engaged in by the Manager with knowledge that they would cause material and significant harm to the Company Group; (iv) the violation by Manager of any law regarding employment discrimination or sexual harassment; (v) the failure by Manager to comply with any material policy generally applicable to Company Group employees, which failure is not cured in all material respects within 30 days after notice to Manager; (vi) the repeated failure by Manager to follow the reasonable directives of any supervisor or the Board, which failure is not cured in all material respects within 30 days after notice to Manager; (vii) the unauthorized dissemination by Manager of confidential information in violation of Section 4(b) of this Agreement; (viii) any material misrepresentation or materially misleading omission in any resume or other information regarding Manager (including Manager’s work experience, academic credentials, professional affiliations or absence of criminal record) provided by or on behalf of Manager when applying for employment with the Company Group; (ix) the Company’s discovery that, prior to Manager’s employment with the Company Group, Manager engaged in conduct of the type described in clauses (i) through (iv) above (it being understood that, in the case of clause (iii) above, such harm having impacted Manager’s prior employer or the Company Group); or (x) any other material breach by Manager of this Agreement that is not cured within 30 days after notice to Manager.

3.                                       Section 3 of the Agreement is hereby amended and restated in its entirety to read as follows:

3.  Call Options

(a)                                  Generally.  If Manager’s employment with the Company Group is terminated for Cause, then the Company has an option to purchase all or any portion of the Manager Securities (the “Repurchase Option”). In order to exercise this option, the Company must give written notice to Manager no later than 90 days after the later to occur of the date on which employment ends or, in the case of Manager Securities issued pursuant to the exercise of Share Equivalents after the employment ends, the date on which such Manager Securities are issued.

(b)                                 Purchase Price. The purchase price for the Manager Securities purchased under Section 3(a) shall be the lower of the Fair Market Value or the Cost of those Manager Securities.

(c)                                  Manner of Payment.

(i)                                     The purchase price pursuant to this Section 3 shall be paid at the Closing by (A) delivery of a cashier’s check, cash or wire transfer of immediately available funds, (B) setoff against any and all obligations (but only to the extent of such obligations) owing the Company Group from Manager, or (C) delivery of an unsecured junior subordinated promissory note in the form attached hereto as Exhibit A (the “Repurchase Note”) with such additional terms (including subordination provisions) as may be required by any lender of the Company Group.

(ii)                                  Notwithstanding the foregoing, if any payment (whether at Closing or pursuant to a Repurchase Note) would violate any loan agreement with a lender of the Company or its Subsidiaries or applicable law, then the price will be paid in a manner that does not violate the loan agreement or applicable law (including by the issuance of a Repurchase Note).

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(d)                                 The Closing.  The closing for a purchase by the Company under this Section 3 (a “Closing”) shall take place at a place, time and date specified by the Company in a written notice given to Manager at least three days before the Closing.  The notice must specify a Closing date that is a business day not later than 90 days after Manager’s employment ends or, in the case of Manager Securities issued pursuant to the exercise of Share Equivalents after the employment ends, the date on which such Manager Securities are issued.  At the Closing, each Person selling securities must deliver to the Company (i) one or more certificates evidencing all of the securities being sold, duly endorsed for transfer or accompanied by an assignment separate from certificate (except for any security for which the issuer has never issued any certificate), (ii) customary written representations and warranties as to ownership, title (free and clear of all liens, claims and encumbrances), power and authority to sell, and the like, and (iii) any other documentation that the Company reasonably requests in connection with the purchase.

(e)                                  Failure to Make Deliveries.  Without limitation of any remedies, if for any reason a Person required to sell securities under this Section 3 does not make all required deliveries with respect to those securities (including instruments of assignment and any certificates) to the Company on the scheduled Closing date in accordance with the terms of this Agreement, then, as of that date: (i) those securities will be treated as if they had been sold to the Company, (ii) any certificates evidencing those securities that are issued in the name of the seller or the seller’s predecessor in interest will be treated as being canceled, and (iii) the seller’s only right, in connection with those securities, will be to receive the purchase price without interest.

(f)                                    Remedies.  The purchase rights in this Section 3 do not limit any remedies.

4.                                       Except as modified above, all other terms and provisions of the Agreement (including Exhibit A (Form of Repurchase Note), a copy of which is attached to this Amendment for reference but is not being amended or modified hereby) shall remain in full force and effect in accordance with their terms.

5.                                       This Amendment shall be binding upon and inure to the benefit of the Company, the Fund, Manager and their respective successors and assigns.

6.                                       This Amendment may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  This Amendment may be executed and transmitted via facsimile or electronic transmission in PDF form.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties execute this Amendment No. 1 to the Manager Equity Agreement as of the date first written above.

MANAGER

Name:
State of Residence:

THERMON GROUP HOLDINGS, INC.

By:
Name:
Title:

CHS PRIVATE EQUITY V LP

By:	CHS Management V LP, its general partner

By:	CHS Capital LLC, its general partner

By:
Name:
Its:
Principal Place of Business: Illinois

[Signature Page to Amendment to MEA]

EXHIBIT A

THIS REPURCHASE NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE “ACT”) AND MAY NOT SOLD UNLESS IT IS REGISTERED UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

{Subordination legend — cross reference to subordination / intercreditor agreement — TO BE COMPLETED IF APPLICABLE}

REPURCHASE NOTE

[$ ]	, 20

FOR VALUE RECEIVED, the undersigned                                         , a Delaware                    (the “Maker”), hereby promises to pay to [                        ] (the “Payee”) the principal sum of [                      ] ($                          ), together with interest thereon at the rate and times set forth in this Note.

1.             Principal Payments.  The principal amount of this Note shall be due and payable in three (3) equal annual installments commencing on the first anniversary of the date hereof.

2.             Interest.  The unpaid principal hereunder shall bear interest at rate per annum equal to eight percent (8%), payable annually on each anniversary of the date of this Note.  The amount of interest payable hereunder shall not, however, exceed the maximum amount of interest allowed by applicable law.

3.             Prepayment.  Maker shall have the right to prepay, in whole or in part, at any time or from time to time, without premium or penalty, the principal amount of this Note, together with accrued and unpaid interest thereon through the date of payment.

4.             Miscellaneous.  All payments hereunder shall be applied first to accrued and unpaid interest and thereafter to principal.  Maker hereby waives any and all presentment (including presentment for payment or acceptance), demand, protest and notice (including notice of protest, dishonor or nonpayment) in connection with the enforcement of this Note.  This Note is subject to the terms of the Manager Equity Agreement dated as of April 30, 2010, by and among Payee, Maker and CHS Private Equity V LP, including Section 3(c) thereof.  This Note may not be assigned or transferred (including voluntarily, involuntarily or for collateral purposes) in any way without the prior written consent of the Maker.  This Note shall be governed by the internal laws of the State of Delaware, without application of any conflict of law principle that would make the law of any other jurisdiction applicable.  If any dispute regarding the enforcement of this Note is litigated, then the prevailing party in such litigation shall be entitled to be paid (by the non-prevailing party) all reasonable costs and expenses incurred by the prevailing party in such litigation, including reasonable attorneys fees.  As used herein, the term “including” shall be deemed to be followed by the words “without limitation”.

MAKER

By:
Its: